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                                                                    Exhibit 32.1

                    Certification of CEO and CFO Pursuant to
                  18 U.S.C. Section 1350 as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Quarterly Report on Form 10-Q of The Warnaco Group, Inc. (the "Company") for the quarterly period ended October 4, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph R. Gromek, as Chief Executive Officer of the Company, and Lawrence R. Rutkowski, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. 'SS' 1350, as adopted pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon a review of the Report, subject to the qualifications noted below:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     In rendering this certification, we note the following qualifications:

(1) The SEC is currently conducting an investigation to determine whether there have been any violations of the Securities Exchange Act of 1934, as amended, in connection with the preparation and publication of various financial statements and other public statements of the Company. Any determination made by the SEC in this matter may affect information contained in the Report; therefore, the certifications set forth above are subject to, and qualified by, the results of the SEC investigation.

(2) Certain information in the Report relates to periods prior to Joseph R. Gromek's affiliation with the Company. Mr. Gromek was elected President and Chief Executive Officer of the Company on April 15, 2003.

(3) Certain information in the Report relates to periods prior to Lawrence R. Rutkowski's affiliation with the Company. Mr. Rutkowski was elected Senior Vice President--Finance and Chief Financial Officer of the Company on September 15, 2003.



/s/ Joseph R. Gromek
------------------------------
Name:  Joseph R. Gromek
Title: Chief Executive Officer
Date:  November 18, 2003


/s/ Lawrence R. Rutkowski
------------------------------
Name:  Lawrence R. Rutkowski
Title: Chief Financial Officer
Date:  November 18, 2003